June 25, 2013

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE: Primco Management Inc.

We have read the statements of Primco Management Inc. pertaining to our firm included under

Item 4.01 of Form 8-K dated June 25, 2013 and agree with such statements as they pertain to our firm.

Regards,

Gumbiner Savett Inc.